Exhibit 21.1

List of Subsidiaries of US VR GLOBAL.COM INC. (the “Company”)

Name	Jurisdiction	Equity Owners and Percentage of Equity Securities Held

US VR Global Inc.	Delaware	100 % owned by the Company

Company Group Structure

US VR GLOBAL.com INC.
(EIN: 98-0407797)
Delaware USA
OTC Listed
100%
US VR GLOBAL INC.
(EIN: 32-0520066)
Delaware USA
Special Purpose vehicle
(IPs and Rights)
100%
US VR Global Inc.
(Co. No: LL 13851)
Incorporated in Labuan
Investment Holdings
100%
VR Global Limited
(Co. No: 2558428)
Incorporated in Hong Kong
Licensing
100%
US VR Global Limited
(Co. No: 2684698)
Incorporated in Hong Kong
Special Purpose Vehicle
to hold investment in Macau
and China and Hong Kong
100%
Hero Central Dot Com Sdn Bhd
(Co. No: 1227276-P)
Incorporated in Malaysia
Operation in Malaysia